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                                                                    EXHIBIT 99.1


FOR  IMMEDIATE  RELEASE

For additional information, contact
         Fred Garcia, Clark & Weinstock  (212) 953-2550
         Hugh Sullivan, Merrill Lynch   (212) 449-5084


            CLARK-SCHWEBEL RETAINS MERRILL LYNCH AS STRATEGIC ADVISOR

Anderson, SC (May 21, 1998) -- Clark-Schwebel Holdings, Inc. announced today that it has retained Merrill Lynch & Co. to assist in reviewing its strategic alternatives, including possible business combinations, recapitalization transactions or other methods of enhancing stockholder value. No assurance can be given regarding the likelihood or timing of any transaction.


         Clark-Schwebel is a leading manufacturer of industrial fiber glass and high performance fabrics for the electronics, composites and ballistics protection markets. It is the leading U.S. producer of fiber glass fabrics for use in the electronics industry and maintains interests in the leading European and Japanese producers of such fabrics through its significant ownership positions in CS-Interglas AG and Asahi-Schwebel Co., Ltd., which are joint venture affiliates of the company. Clark-Schwebel also maintains a 50% partnership interest in Clark-Schwebel Tech-Fab Company, a leading U.S. producer of nonwoven fiber materials for roofing, construction and other specialty applications. Clark-Schwebel and its joint venture affiliates collectively operate 11 facilities in seven countries.